                                                                      EXHIBIT 11

                                 HBO & COMPANY

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                                              FOR THE THREE MONTHS
                                                                                                     ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING........................................     90,917     89,136

ADD: Shares of common stock assumed issued upon exercise of stock options using the
     "treasury stock" method as it applies to the computation of primary earnings per
     share..................................................................................      3,143      3,437
                                                                                              ---------  ---------

NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING...................................     94,060     92,573

ADD: Additional shares of common stock assumed issued upon exercise of stock options using the "treasury stock" method as it applies to the computation of fully diluted earnings
     per share..............................................................................     --            105
                                                                                              ---------  ---------

NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING ASSUMING FULL DILUTION............     94,060     92,678
                                                                                              ---------  ---------
                                                                                              ---------  ---------

NET EARNINGS FOR PRIMARY AND FULLY DILUTED EARNINGS PER SHARE...............................  $  35,736  $  21,867
                                                                                              ---------  ---------
                                                                                              ---------  ---------

EARNINGS PER SHARE:
    PRIMARY.................................................................................  $    0.38  $    0.24
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    FULLY DILUTED...........................................................................  $    0.38  $    0.24
                                                                                              ---------  ---------
                                                                                              ---------  ---------